Exhibit 10.6

SECOND LIEN SECURITY AGREEMENT

dated as of

June 7, 2013

among

HAWK ACQUISITION INTERMEDIATE CORPORATION II,

and

CERTAIN OF ITS SUBSIDIARIES,

collectively, as the Initial Grantors,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent,

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Fiscal Agent

TABLE OF CONTENTS

		PAGE

ARTICLE I

Definitions
SECTION 1.01	Indenture	1
SECTION 1.02	Other Defined Terms	1

ARTICLE II

Pledge of Securities
SECTION 2.01	Pledge	7
SECTION 2.02	Delivery of the Pledged Collateral	8
SECTION 2.03	Representations, Warranties and Covenants	9
SECTION 2.04	Certification of Limited Liability Company and Limited Partnership Interests	10
SECTION 2.05	Registration in Nominee Name; Denominations	10
SECTION 2.06	Voting Rights; Dividends and Interest	10
SECTION 2.07	Uncertificated Securities	12
SECTION 2.08	Limitations on Pledged Collateral	12

ARTICLE III

Security Interests in Personal Property
SECTION 3.01	Security Interest	13
SECTION 3.02	Real Property	15
SECTION 3.03	Representations and Warranties	16
SECTION 3.04	Covenants	18
SECTION 3.05	Other Actions	20

ARTICLE IV

Remedies
SECTION 4.01	Remedies upon Default	21
SECTION 4.02	Application of Proceeds	23
SECTION 4.03	Grant of Intellectual Property License	25

ARTICLE V

Subrogation and Subordination
SECTION 5.01	Contribution and Subrogation	25
SECTION 5.02	Subordination	26

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ARTICLE VI

Miscellaneous
SECTION 6.01	Notices	26
SECTION 6.02	Waivers; Amendment	26
SECTION 6.03	Collateral Agent’s Fees and Expenses; Indemnification	27
SECTION 6.04	Successors and Assigns	27
SECTION 6.05	Survival of Agreement	27
SECTION 6.06	Counterparts; Effectiveness; Several Agreement	28
SECTION 6.07	Severability	28
SECTION 6.08	Right of Set-Off	28
SECTION 6.09	Governing Law; Jurisdiction	29
SECTION 6.10	WAIVER OF JURY TRIAL	29
SECTION 6.11	Headings	29
SECTION 6.12	Security Interest Absolute	30
SECTION 6.13	Termination or Release	30
SECTION 6.14	Additional Grantors	30
SECTION 6.15	Collateral Agent Appointed Attorney-in-Fact	30
SECTION 6.16	General Authority of the Collateral Agent	31
SECTION 6.17	Conflicts; Notes Intercreditor Agreement	31
SECTION 6.18	Future Second Lien Indebtedness	32
SECTION 6.19	2030 Notes Guaranty	32
SECTION 6.20	Delivery to Collateral Agent Generally	33
SECTION 6.21	Concerning the Collateral Agent	33
SECTION 6.22	USA PATRIOT Act	33

Schedules

SCHEDULE I	Pledged Equity; Pledged Debt
SCHEDULE II	Perfection Information
SCHEDULE III	Intellectual Property
SCHEDULE IV	Material Real Property

Exhibits

EXHIBIT I	Form of Security Agreement Supplement
EXHIBIT II	Form of Additional Pari Passu Joinder Agreement
EXHIBIT III	Form of Short Form Intellectual Property Security Agreement
EXHIBIT IV	Form of Security Agreement Supplement for Intellectual Property

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SECOND LIEN SECURITY AGREEMENT

SECOND LIEN SECURITY AGREEMENT dated as of June 7, 2013, among the Persons listed on the signature pages hereof (collectively, the “Initial Grantors”), certain subsidiaries of Holdings (as defined below) from time to time party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”) and THE BANK OF NEW YORK MELLON, LONDON BRANCH, as successor to Royal Bank of Canada Europe Limited, as fiscal agent and principal paying agent (in such capacities, the “Fiscal Agent”).

Reference is made to that certain Indenture dated as of April 1, 2013, as supplemented by the Supplemental Indenture dated as of the date hereof (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Indenture” which term shall also include and refer to any additional issuance of notes under the Indenture), among HAWK ACQUISITION SUB, INC., a Pennsylvania corporation (“Merger Sub”), H. J. HEINZ COMPANY, a Pennsylvania corporation (“Heinz”), HAWK ACQUISITION INTERMEDIATE CORPORATION II, a Delaware corporation (“Holdings”), the other Guarantors from time to time party thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as the trustee (and together with its successors and assigns in such capacity, the “Trustee”) and the Collateral Agent the Issuer is issuing $3,100,000,000 aggregate principal amount of 4.25% Senior Secured Second Lien Notes due 2020 (together with any additional notes issued under the Indenture, the “Notes”). The Indenture requires that Merger Sub, Heinz and the Initial Grantors enter into this Agreement. Holdings and each other Grantor are Affiliates of Heinz and Merger Sub, and will derive substantial benefits from the issuance of the Notes pursuant to the Indenture and are willing to execute and deliver this Agreement pursuant to the requirements of the Indenture. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Indenture.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Indenture. All capitalized terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.4 of the Indenture also apply to this Agreement.

SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2030 Notes” means £125,000,000 aggregate principal amount of 6.25% Guaranteed Notes due February 18, 2030 issued by H. J. Finance UK Plc under the Fiscal Agency Agreement.

“2030 Notes Guaranty” means the guarantee by Heinz of the 2030 Notes Obligations pursuant to the Fiscal Agency Agreement.

“2030 Notes Obligations” means the Obligations of H. J. Finance UK Plc in respect of the 2030 Notes or otherwise arising under the Fiscal Agency Agreement.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Additional Pari Passu Agent” means the Person appointed to act as trustee, agent or representative for the holders of Future Second Lien Indebtedness pursuant to any Additional Pari Passu Agreement, and any permitted successors or assigns or replacement therefor.

“Additional Pari Passu Agreement” means the indenture, credit agreement or other agreement under which any Future Second Lien Indebtedness (other than Additional Notes) are incurred and any notes or other instruments or agreements representing such Future Second Lien Indebtedness.

“Additional Pari Passu Debt Documents” means any document, agreement or instrument executed and delivered with respect to any Future Second Lien Indebtedness.

“Additional Pari Passu Joinder Agreement” means an agreement substantially in the form of Exhibit II.

“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 3.04(h)(v).

“Agreement” means this Second Lien Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(b).

“Claiming Party” has the meaning assigned to such term in Section 5.01.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Contributing Party” has the meaning assigned to such term in Section 5.01.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations in the United States Copyright Office, including those listed on Schedule III.

“Covered Documents” means the Note Documents and any Additional Pari Passu Debt Documents.

“Credit Facility Agent” means JPMorgan Chase Bank, N.A., as collateral agent under the First Lien Security Agreement, and its successors and assigns.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Domestic Foreign Holding Company” means any Domestic Subsidiary with no material assets other than the Capital Stock and/or Indebtedness of one or more Foreign Subsidiaries and other assets incidental thereto.

“Event of Default” means, collectively, “Event of Default” as defined in any Note Document or as defined in any Additional Pari Passu Debt Documents.

“Excluded Equity” has the meaning assigned to such term in Section 2.01.

“Excluded Guarantor Interests” has the meaning assigned to such term in Section 2.08(a).

“Excluded ITU Application” has the meaning assigned to such term in Section 3.01(b).

“Excluded Property” has the meaning assigned to such term in Section 3.01(b).

“Existing Notes” means any of the 5.350% Notes due 2013, 2.000% Notes due 2016, 1.500% Notes due 2017, 3.125% Notes due 2021, 2.850% Notes due 2022 and 7.125% Guaranteed Notes due 2039, 2.11% Guaranteed Senior Notes, Series A, due 2014, 2.81% Guaranteed Senior Notes, Series B, due 2016, 2.86% Guaranteed Senior Notes, Series E, due 2016, 3.53% Guaranteed Senior Notes, Series C, due 2018, 3.55% Guaranteed Senior Notes, Series F, due 2018 and 4.23% Guaranteed Senior Notes, Series D, due 2021 and, in each case to the extent outstanding on the Escrow Release Date.

“Existing Notes Documents” means any agreement, indenture and instrument pursuant to which any Existing Notes have been issued, in each case as amended to the extent permitted under the Covered Documents, in each case as in effect on the date hereof.

“Existing Notes Restricted Property” means (i) any Principal Property (as defined in any Existing Notes Documents), (ii) any Capital Stock (as defined in any Existing Notes Documents) or Debt (as defined in any Existing Notes Documents), in each case pursuant to this clause (ii), of any Existing Notes Restricted Subsidiary and (iii) any other assets to the extent the grant of a security interest therein pursuant to the Collateral Documents to secure the Secured Obligations and/or the Notes Guarantees would create an obligation to grant a Lien therein to secure any Existing Notes pursuant to the terms of the Existing Notes Documents.

“Existing Notes Restricted Subsidiary” means any “Restricted Subsidiary” under and as defined in any Existing Notes Documents.

“First Lien Security Agreement” means that certain First Lien Security Agreement dated as of the date hereof by and among Merger Sub, Heinz, Holdings, the other Initial Grantors party thereto and the Credit Facility Agent (as may be amended, restated, supplemented or otherwise modified from time to time).

“Fiscal Agency Agreement” means that certain Fiscal Agency Agreement dated as of February 18, 2000 among H. J. Heinz Finance UK Plc, as issuer, Heinz, as guarantor, the Fiscal Agent and the other parties thereto.

“Fiscal Agent” has the meaning specified in the introductory paragraph to this Agreement.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, swap contracts, licenses, whether entered into as licensor or licensee and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any state, provincial, country, territorial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” means, collectively, the Initial Grantors and any Person that executes and delivers a Security Agreement Supplement pursuant to Section 6.14.

“Heinz” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Impairment” has the meaning assigned to such term in Section 4.02(d).

“Indemnitees” means the Trustee, Fiscal Agent, Collateral Agent, Holders, any other Secured Party and their respective Affiliates, directors, officers, employees, counsel, agents, advisors and other representatives.

“Indenture” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Initial Grantors” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property” means all intellectual property arising under applicable law now owned or hereafter acquired by any Grantor, including Patents, Copyrights, Trademarks, trade secrets, proprietary technical and business information, know-how, show-how and any other proprietary data or information, the intellectual property rights in software, databases and related documentation and all improvements to any of the foregoing.

“Intervening Creditor” has the meaning assigned to such term in Section 4.02(d).

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, operations, liabilities (actual or contingent) or financial condition of the Issuer and its Restricted Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Issuer and the Guarantors (taken as a whole) to perform their respective payment obligations under any Covered Document to which any of the Issuer or the Guarantors is a party or (c) a material adverse effect on the rights and remedies of the Holders or the Agents under any Covered Document.

“Material Real Property” means (i) any real property owned by a Grantor on the Escrow Release Date and set forth on Schedule IV, and (ii) any real property acquired by any Grantor following the Escrow Release Date with a book value in excess of $50,000,000.

“Merger Sub” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Mortgage” means, collectively, the deeds of trust, trust deeds, deeds of hypothecation, security deeds, and mortgages creating and evidencing a Lien on a Mortgaged Property made by the applicable Grantor in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties, in form and substance reasonably satisfactory to the Collateral Agent.

“Mortgaged Property” means each Material Real Property, if any, which shall be subject to a Mortgage delivered pursuant to Section 3.02, Section 3.04 and/or Section 3.05, as applicable.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Note Documents” means the Notes (including Additional Notes), the Mortgages, the Note Guarantees, the Collateral Documents, the Indenture and the 2030 Notes Guaranty.

“Notes Obligations” means (a) the due and punctual payment by the Issuer and each Guarantor of (i) the unpaid principal of and interest (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes and the Note Guarantees, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary Obligations of the Issuer and each Guarantor to any of the Secured Parties under the Indenture and each of the other Note Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and (b) the due and punctual performance of all other obligations of the Issuer and each Guarantor under or pursuant to the Indenture and each of the other Note Documents.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all patents of the United States or the equivalent thereof in any other country, all registrations thereof, and all applications for patent of the United States or the equivalent thereof in any other country, including registrations and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisionals, continuations-in-part, or extensions thereof, and the inventions disclosed or claimed therein.

“Perfection Information” means the schedules and attachments substantially in the form of Schedule II, completed and supplemented as contemplated thereby and hereby.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Obligations” means any principal, premium, interest (including any interest and fees accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest or fees is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under any of (i) the Indenture, the Notes (other than any Additional Notes except to the extent constituting Future Second Lien Indebtedness) and the Collateral Documents, (ii) the 2030 Notes Guaranty and (ii) any Additional Pari Passu Agreement and any other Additional Pari Passu Debt Document; provided that no obligations in respect of Future Second Lien Indebtedness (other than Additional Notes) shall constitute “Secured Obligations” unless the Additional Pari Passu Agent for the holders of such Future Second Lien Indebtedness has executed an Additional Pari Passu Joinder Agreement and has become a party to the Intercreditor Agreement.

“Secured Parties” means, collectively, the Collateral Agent, the Trustee, each Additional Pari Passu Agent, the Fiscal Agent, the Holders and any holders of Secured Obligations.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Security Agreement Supplement for Intellectual Property” means an instrument in the form of Exhibit IV hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, (v) sufficient for the Title Company to remove all standard survey exceptions from the Mortgage Policy relating to such Mortgaged Property and issue the endorsements of the type required by Section 3.02(a) hereof and (vi) otherwise reasonably acceptable to the Collateral Agent.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, domain names, corporate names, company names, business names, fictitious business names, trade dress, logos, other source or business identifiers, now owned or hereafter acquired, and all registrations and applications filed in connection therewith, including registrations and applications for registration in the United States Patent and Trademark Office or any similar offices in any other country, and all renewals thereof, including those listed on Schedule III, and (b) all goodwill associated therewith or symbolized thereby.

“Title Company” shall mean any title insurance company as shall be retained by the Issuer to issue the Mortgage Policies and reasonably acceptable to the Collateral Agent.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Capital Stock of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

ARTICLE II

Pledge of Securities

SECTION 2.01 Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Note Guarantees, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under and whether now or hereafter existing or arising (i) all Capital Stock held by it in the Issuer and any Wholly Owned Restricted Subsidiary, including, without limitation, the Capital Stock listed on Schedule I and any other Capital Stock in any Wholly Owned Restricted Subsidiary obtained in the future by such Grantor and the certificates (if any) representing all such Capital Stock (collectively, the “Pledged Equity”); provided that the Pledged Equity shall not include (A) Capital Stock of any Unrestricted Subsidiary or any Immaterial Subsidiary, (B) Capital Stock of any Subsidiary acquired pursuant to an acquisition permitted under the Covered Documents and financed with Indebtedness incurred in compliance with the terms of the Covered Documents if such Capital Stock are pledged and/or mortgaged as security for such Indebtedness and if and for so long as the terms of such Indebtedness prohibit the creation of any other Lien on such Capital Stock, (C) Capital Stock held by it in any Wholly Owned Foreign Subsidiary or Domestic Foreign Holding Company (not otherwise excluded from the Pledged Equity), in excess of 65% of the issued and outstanding Capital Stock of each such Wholly Owned Foreign Subsidiary or Domestic Foreign Holding Company, (D) Capital Stock of any Subsidiary with respect to which the Credit Facility Agent and the Issuer have determined in their reasonable judgment and agreed (as confirmed in writing by the Issuer to the Collateral Agent) that the costs of providing a pledge of such Capital Stock or perfection thereof is excessive in view of the benefits to be obtained by the Secured Parties therefrom and (E) any Capital Stock the pledge of which is prohibited by applicable Laws (the Capital Stock referred to in clauses (A) through (E) above being collectively referred to as “Excluded Equity”); (ii) (A) the debt securities owned by it including, without limitation, the debt securities listed opposite the name of such Grantor on Schedule I, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments evidencing such debt securities (the debt securities referred to in clauses (A), (B) and (C) of this clause (ii) are collectively referred to as the “Pledged Debt”); (iii) all other property that may be delivered to and held by the Collateral Agent in accordance with this Agreement or the other Covered Documents; (iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above; (v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii) and (iii) above; and (vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”); provided that in no event shall the Pledged Collateral include any Existing Notes Restricted Property to the extent the grant of a security interest therein pursuant to the Collateral Documents to secure the Obligations and/or the Guarantees would create an obligation to grant a Lien therein to secure any Existing Notes.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02 Delivery of the Pledged Collateral.

(a) Subject to the terms of the Intercreditor Agreement, each Grantor agrees promptly (and in any event (i) with respect to Pledged Securities owned on the Escrow Release Date, within the time period set forth on Schedule I and (ii) with respect to Pledged Security acquired after the Escrow Release Date, within 45 days (as such date shall be extended in the event it is extended by the Credit Facility Agent in its sole discretion with respect to the corresponding requirement under the First Lien Security Agreement) of receipt thereof) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated); provided that, in the case of promissory notes or other instruments evidencing Indebtedness, such Pledged Securities shall be required to be delivered only to the extent required pursuant to paragraph (b) of this Section 2.02.

(b) Each Grantor will cause (i) any Indebtedness for borrowed money (other than intercompany loans referred to in clause (ii) below) having an aggregate principal amount in excess of $50,000,000 owed to such Grantor by any Person and (ii) any intercompany loans owed to such Grantor, other than any intercompany loans that constitute Excluded Property, in each case to be evidenced by a duly executed promissory note (or pursuant to a global note) that is pledged and, subject to the terms of the Intercreditor Agreement, delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof; provided, that (x) any intercompany loan with a stated principal amount that is equal to or less than $10,000,000 shall not be required to be evidenced by a promissory note and pledged, and subject to the terms of the Intercreditor Agreement, delivered to the Collateral Agent and (y) no intercompany loan with a stated principal amount that is greater than $10,000,000 shall be required to be evidenced by a promissory note and pledged, and subject to the terms of the Intercreditor Agreement, delivered to the Collateral Agent where the stated principal amount of such intercompany loan, together with the stated principal amount of all other intercompany loans with a stated principal amount that is greater than $10,000,000 not evidenced by a promissory note and not delivered to the Collateral Agent, is less than or equal to $100,000,000 in the aggregate for all Grantors.

(c) Subject to the terms of the Intercreditor Agreement, upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement or otherwise modify, as applicable, any prior schedules so delivered.

SECTION 2.03 Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule I correctly sets forth the percentage of the issued and outstanding units or shares (as applicable) of each class of the Capital Stock of the issuer thereof represented by the Pledged Equity and includes all Capital Stock, debt securities and promissory notes required to be pledged hereunder in accordance with the terms hereof;

(b) each Grantor has good and valid rights in and title to the Pledged Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Pledged Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than consent or approval that has been obtained;

(c) the Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than a Grantor or a Subsidiary of the Grantors, to the best of the Grantors’ knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and, in the case of Pledged Equity representing corporate interests, nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than a Grantor or a Subsidiary of the Grantors, to the best of the Grantors’ knowledge), are legal, valid and binding obligations of the issuers thereof;

(d) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Covered Documents, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents, and (B) Liens expressly permitted under the Covered Documents, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Collateral Documents and (B) Liens expressly permitted under the Covered Documents, and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(d)), however arising, of all Persons whomsoever;

(e) except for restrictions and limitations imposed by the Covered Documents, or securities laws generally and except as described in the Perfection Information, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(f) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(g) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(h) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations; and

(i) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 2.04 Certification of Limited Liability Company and Limited Partnership Interests. Subject to the terms of the Intercreditor Agreement, each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 shall be delivered to the Collateral Agent in accordance with Section 2.02.

SECTION 2.05 Registration in Nominee Name; Denominations.

(a) Subject to the terms of the Intercreditor Agreement, the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent, if an Event of Default shall occur and be continuing and the Collateral Agent shall give the Issuer notice of its intent to exercise such rights, and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor.

(b) Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Collateral Agent shall give the Issuer notice of its intent to exercise such rights, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement and the other Covered Documents.

SECTION 2.06 Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Issuer that the rights of the Grantors under this Section 2.06 are being suspended (subject to the terms of the Intercreditor Agreement):

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner or holder of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Covered Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Indenture or any other Covered Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Covered Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).

(b) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and after the Collateral Agent shall have notified the Issuer of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. Subject to the terms of the Intercreditor Agreement, all dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon request in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Subject to the terms of the Intercreditor Agreement, any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. Subject to the terms of the Intercreditor Agreement, after all Events of Default have been cured or waived and the Issuer has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Issuer of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed in accordance with Section 4.02(f), the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06 and the Collateral Agent shall have all the obligations it would otherwise have under paragraph (a)(ii) of this Section 2.06.

(d) Any notice given by the Collateral Agent to the Grantors suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent (as directed by the Secured Parties)) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

SECTION 2.07 Uncertificated Securities. Subject to the terms of the Intercreditor Agreement, with respect to an uncertificated security (other than an uncertificated security credited on the books of a Clearing Corporation or other Securities Intermediary) acquired after the Escrow Release Date and held by any Grantor, such Grantor shall execute, and cause the issuer of such uncertificated security to duly authorize, execute and deliver to the Collateral Agent, within 60 days (as such date shall be extended in the event it is extended by the Credit Facility Agent in its sole discretion with respect to the corresponding requirement under the First Lien Security Agreement) of acquiring such uncertificated security, an agreement reasonably satisfactory in form to the Collateral Agent pursuant to which such issuer agrees to comply with any and all instructions originated by the Collateral Agent without further consent by such Grantor (provided that the Collateral Agent agrees that it will not give any such instructions unless an Event of Default shall have occurred and be continuing) and not to comply with instructions regarding such uncertificated security (and any partnership interests and limited liability company interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction.

SECTION 2.08 Limitations on Pledged Collateral.

(a) The Capital Stock of the Issuer and any Subsidiary of the Issuer or any other Grantor will constitute Pledged Collateral only to the extent that such Capital Stock can secure the Notes and the related Note Guarantees without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of the Issuer or such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other Law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of the Issuer or any such Subsidiary due to the fact that the Issuer’s or such Subsidiary’s Capital Stock secures the Notes and the related Note Guarantees, then such Capital Stock shall automatically be deemed not to be part of the Pledged Collateral (but only to the extent necessary to not be subject to such requirement) (referred to herein as the “Excluded Guarantor Interests”). In such event this Agreement and the other Collateral Documents may be amended or modified, without the consent of any Secured Party (other than the Collateral Agent), to the extent necessary to release the security interests on the Capital Stock that are so deemed to no longer constitute part of the Pledged Collateral.

(b) In the event that Rule 3-16 of Regulation S-X is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other Law, rule or regulation is adopted, which would permit) the Issuer’s or such Subsidiary’s Capital Stock to secure the Notes and the Note Guarantees in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of the Issuer or any such Subsidiary, then the Capital Stock of the Issuer or such Subsidiary shall automatically be deemed to be a part of the Pledged Collateral (but only to the extent such Subsidiary would not be subject to any such financial statement requirement). In such event, this Agreement may be amended or modified, without the consent of any Secured Party (other than the Collateral Agent), to the extent necessary to subject to the Liens under the Pledged Collateral such additional Capital Stock.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01 Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Note Guarantees, each Grantor hereby mortgages and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment and Fixtures;

(v) all General Intangibles;

(vi) all Goods;

(vii) all Instruments;

(viii) all Intellectual Property;

(ix) all Inventory;

(x) all Investment Property;

(xi) all books and records pertaining to the Article 9 Collateral; and

(xii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (A) motor vehicles and other assets subject to certificates of title, to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement, letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement and commercial tort claims, (B) Excluded Equity, (C) any cash and cash equivalents, deposit accounts and securities accounts (including securities entitlements and related assets) (it being understood that this exclusion shall not affect the grant of the Security Interest in Proceeds of Collateral as set forth herein and all Proceeds of Collateral shall be Collateral hereunder), (D) any assets to the extent a security interest in such assets would result in adverse tax consequences as determined by Issuer, in consultation with (but without the consent of) the Credit Facility Agent, as confirmed in writing by the Issuer to the Collateral Agent, (E) any United States “intent-to-use” trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment or enforcement of a Security Interest hereunder would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law (“Excluded ITU Application”), (F) any asset with respect to which the Credit Facility Agent and the Issuer have reasonably agreed in writing delivered to the Collateral Agent that the costs of obtaining such a security interest or perfection thereof are excessive in relation to the value to the Secured Parties of the security to be afforded thereby, (G) assets for which a pledge thereof or a security interest therein is prohibited by applicable Laws, (H) any lease, license or other agreements, or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangements, in each case to the extent permitted under the Covered Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license or agreement, purchase money, Capitalized Lease Obligation or similar arrangement, or create a right of termination in favor of any other party thereto (other than a Grantor) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition or (I) any Existing Notes Restricted Property to the extent the grant of a security interest therein pursuant to the Collateral Documents to secure the Secured Obligations and/or Note Guarantees would create an obligation to grant a Lien therein to secure any Existing Notes (the items referred to in clauses (A) through (I) above being collectively referred to as the “Excluded Property”; provided, however, that “Excluded Property” shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (A) through (I) unless such Proceeds, substitutions or replacements would independently constitute Excluded Property referred to in clauses (A) through (I)). Each Grantor shall, if requested to do so by the Credit Facility Agent, use commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral which the Credit Facility Agent reasonably determines to be material.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect or being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number or incorporation number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

(c) The Collateral Agent is further irrevocably authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office thereof) such documents as may be necessary or advisable for the purpose of perfecting or confirming the Security Interest granted by each Grantor, with notice to each, but without the signature of any, Grantor (only if such signature cannot reasonably be obtained by the Collateral Agent), and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(d) Notwithstanding the foregoing authorizations, in no event shall the Collateral Agent be obligated to prepare or file any financing statements or any documents with the United States Patent and Trademark Office or United States Copyright Office (or any successor office thereof) whatsoever, or to maintain the perfection of the security interest granted hereunder. Each Grantor agrees to prepare, record and file, at its own expense, financing statements (and amendments and continuation statements when applicable) and the documents with the United States Patent and Trademark Office or United States Copyright Office (or any successor office thereof), in each case with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law or federal law in the case of filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office thereof) in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be under any obligation whatsoever to file any such financing or continuation statements or to make any other filing under the UCC or with the United States Patent and Trademark Office or United States Copyright Office (or any successor office thereof) in connection with this Agreement or any other Covered Document.

(e) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 3.02 Real Property.

(a) Subject to the terms of the Intercreditor Agreement, the Secured Obligations shall also be secured by Mortgages on all Material Real Property. Within 90 days of the Escrow Release Date (or such longer period as the Credit Facility Agent may agree in its sole discretion with respect to the corresponding requirement under the Credit Agreement), the Collateral Agent shall have received each of the following, in each case, in form and substance as shall be reasonably satisfactory to the Collateral Agent and its legal counsel:

(i) counterparts of a Mortgage with respect to each Material Real Property;

(ii) a title insurance policy for such Mortgaged Property (or marked-up title insurance commitment having the effect of a title insurance policy) (the “Mortgage Policies”) insuring the Lien of each such Mortgage as a valid second priority Lien on the property described therein, free of any other Liens except as expressly permitted by the Covered Documents, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request and to the extent available in each applicable jurisdiction;

(iii) a Survey with respect to each Mortgaged Property, provided, however, that a Survey shall not be required to the extent that (A) an existing survey together with an “affidavit of no change” satisfactory to the Title Company is delivered to the Collateral Agent and the Title Company and (B) the Title Company removes the standard survey exception and provides reasonable and customary survey-related endorsements and other coverages in the applicable Mortgaged Policy;

(iv) such existing abstracts, existing appraisals, legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgaged Property; and

(v) with respect to each Material Real Property, signed copies of opinions, addressed to the Collateral Agent and the Trustee, of local counsel for the Grantors in each jurisdiction where a Mortgaged Property is located, regarding the due execution and delivery and enforceability of each such Mortgage, the corporate formation, existence and good standing of the applicable mortgagor, and such other matters as may be reasonably requested by the Collateral Agent, each in form and substance reasonably satisfactory to the Collateral Agent, provided that such opinions shall be in form and substance substantially similar to the opinions delivered to the Credit Facility Agent.

(b) After the Escrow Release Date, promptly after the acquisition of any Material Real Property by any Grantor, if such Material Real Property shall not already be subject to a perfected second priority Lien under the Covered Documents and is required to be, the applicable Grantor shall give notice thereof to the Collateral Agent and promptly thereafter shall cause such Material Real Property to be subjected to a Lien and will take such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to Section 3.02(a) hereof and shall, within forty-five (45) days after the request therefor by the Collateral Agent (or such longer period as the Credit Facility Agent may agree in its reasonable discretion with respect to the corresponding requirement under the Credit Agreement), deliver to the Collateral Agent signed copies of opinions, addressed to the Collateral Agent and the other Secured Parties regarding the due execution and delivery and enforceability of each such Mortgage, the corporate formation, existence and good standing of the applicable mortgagor, and such other matters as may be reasonably requested by the Collateral Agent, and each such opinion shall be in form and substance reasonably acceptable to the Collateral Agent, provided that such opinions shall be in form and substance substantially similar to the opinions delivered to the Credit Facility Agent.

(c) In the event that any Future Second Lien Indebtedness are incurred following the Escrow Release Date, the Grantors shall promptly notify the Collateral Agent thereof and take all such action as may be reasonably required to amend each then existing Mortgage in order to cause such Future Second Lien Indebtedness to be secured equally and ratably with the then-existing Secured Obligations.

SECTION 3.03 Representations and Warranties. Each Grantor jointly and severally represents and warrants to the Collateral Agent and the other Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) This Agreement has been duly executed and delivered by each Grantor that is a party hereto. This Agreement constitutes a legal, valid and binding obligation of such Grantor, enforceable against each Grantor that is a party hereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(c) (i) The Perfection Information has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material (or in all respects in the case of the exact legal name of each Grantor) respects as of the Escrow Release Date. (ii) The UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared for filing in each governmental, municipal or other office specified in Section 3 to the Perfection Information (or specified by notice from such Grantor to the Collateral Agent after the Escrow Release Date in the case of filings, recordings or registrations required by Section 3.22 of the Indenture), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States pending or issued Patents, United States applied for or registered Trademarks and United States applied for and registered Copyrights, in each case, owned by such Grantor) that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. (iii) Each Grantor represents and warrants that a fully executed agreement in the form of Exhibit III hereto has been delivered to the Collateral Agent and each Grantor will record such intellectual property security agreement within the time periods required by this Agreement and the other Covered Documents with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to establish a valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of registrations and applications for Patents, Trademarks and Copyrights in which a security interest may be perfected by filing such agreement in, as applicable, the United States Patent and Trademark Office or the United States Copyright Office, and no further or subsequent filing or refiling is necessary (other than (x) such filings and actions as are necessary to perfect the Security Interest with respect to any After-Acquired Intellectual Property and (y) the filing of Uniform Commercial Code financing and continuation statements contemplated in subsection (ii) of this Section 3.03(c)).

(d) The Security Interest shall constitute (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, including the Guaranty, (ii) subject to the filings described in Section 3.03(c), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction, and (iii) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of the form of Exhibit III hereto with, as applicable, with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (i) any nonconsensual Lien that is expressly permitted pursuant to Section 3.6 of the Indenture and each correspond ending provision, if any, of each other Covered Document and has priority as a matter of law and (ii) Liens expressly permitted pursuant to Section 3.6 of the Indenture and each corresponding provision, if any, of each other Covered Document. Notwithstanding the foregoing, nothing in this Agreement or any other Covered Document shall require any Grantor to make any filings or take any other actions to record or perfect the Collateral Agent’s lien on and Security Interest in any Intellectual Property subsisting outside of the United States or to reimburse the Collateral Agent for any costs or expenses incurred in connection with making such filings or taking any other such action.

(e) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 3.6 of the Indenture and each corresponding provision, if any, of each other Covered Document. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code (including the New York UCC) in any applicable jurisdiction or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in the case for Liens expressly permitted pursuant to Section 3.6 of the Indenture and each corresponding provision, if any, of each other Covered Document.

(f) Schedule III hereto sets forth a list of (i) United States issued Patents and pending Patent applications, (ii) United States registered Trademarks and Trademarks for which applications for registration are pending (other than Excluded ITU Applications), and (iii) United States registered Copyrights and Copyrights for which applications for registration are pending, in each case, owned by an Initial Grantor as of the date hereof and registered or pending with, as applicable, the United States Patent and Trademark Office or the United States Copyright Office. On the Escrow Release Date, except as would not, either individually or in the aggregate, be expected to have a Material Adverse Effect, each Grantor owns or possesses the right to use the Collateral consisting of Intellectual Property with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

SECTION 3.04 Covenants.

(a) Each Grantor agrees promptly (and, in any event, in sufficient time to enable all filings to be made within any applicable statutory period, under the Uniform Commercial Code, that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected second priority security interest in all the Article 9 Collateral and the Mortgaged Properties, for the benefit of the Secured Parties) to (A) notify the Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, (iii) in the jurisdiction of organization or incorporation of any Grantor or (iv) in its organizational identification number (in the case of this clause (iv), to the extent an organizational identification number is required by applicable law to be disclosed on the UCC financing statements for such Grantor) and (B) make all filings within any applicable statutory period, under the Uniform Commercial Code or otherwise, that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected second priority security interest in all the Article 9 Collateral and the Mortgaged Properties, for the benefit of the Secured Parties.

(b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral and the Mortgaged Properties against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the Mortgaged Properties and the priority thereof against any Lien not expressly permitted pursuant to Section 3.6 of the Indenture or the terms of any other Covered Document.

(c) (i) Each quarter, at the time of delivery of quarterly financial statements with respect to the preceding fiscal quarter pursuant to Section 3.10 of the Indenture, the Issuer shall deliver to the Collateral Agent (x) the information required pursuant to Sections 1 through 8 of the Perfection Information and (y) an appropriate supplement to this Agreement substantially in the form of Exhibit III or IV hereto, as applicable, with respect to all After-Acquired Intellectual Property owned by such Grantor as of the last day of the prior fiscal quarter and as of the date of such supplement that is a registered Patent (or published application therefor), registered Trademark (or application therefor) or a registered Copyright which is registered or pending with, as applicable, the United States Patent and Trademark Office or the United States Copyright Office, to the extent that such After-Acquired Intellectual Property is not covered by any previous short form agreement in the form of Exhibit III so signed and delivered by it and (ii) annually, the Issuer shall deliver to the Collateral Agent the information required pursuant to Section 10 of the Perfection Information, or confirm that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.04(c).

(d) The Issuer agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $50,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be pledged, in accordance with Section 3.05(a) and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(e) At its option, the Collateral Agent may (but shall not be obligated to) discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral or the Mortgaged Property and not permitted pursuant to Section 3.6 of the Indenture or pursuant to the terms of any other Covered Document, and may pay for the maintenance and preservation of the Article 9 Collateral and the Mortgaged Property to the extent any Grantor fails to do so as required by the Indenture or this Agreement or pursuant to the terms of any other Covered Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within ten days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Covered Documents.

(f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person, the value of which is in excess of $50,000,000, to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

(h) Covenants Regarding Intellectual Property.

(i) Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III hereto to specifically identify any asset or item that may constitute a registration or application for Copyrights, Patents or Trademarks, as applicable, the United States Patent and Trademark Office or the United States Copyright Office; provided that any Grantor shall have the right, exercisable within fifteen (15) days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any material inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within thirty (30) days after the date it has been notified by the Collateral Agent of the specific identification of any material inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.

(ii) Subject, for the avoidance of doubt, to clause (vi) below, each Grantor agrees to take, at its expense, such reasonable steps as it determines are appropriate in its reasonable business judgment, including, without limitation, in the United States Patent and Trademark Office, the United States Copyright Office and any other governmental authority located in the United States, to (x) maintain the validity and enforceability of any registered material Collateral in full force and effect, and (y) pursue the maintenance of or prosecution of each material Patent, Trademark, or Copyright registration or application, now or hereafter included in such Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of applications for renewal, the filing of affidavits under Sections 8 and 15 or the U.S. Trademark Act and the payment of maintenance fees.

(iii) Subject, for the avoidance of doubt, to clause (vi) below, no Grantor shall knowingly do or authorize any act or knowingly omit to do any act whereby any of its Collateral consisting of material Intellectual Property may prematurely lapse, be terminated, or become invalid or unenforceable or abandoned (or in the case of a trade secret, becomes publicly known).

(iv) Subject, for the avoidance of doubt, to clause (vi) below, each Grantor shall take commercially reasonable steps to preserve and protect each item of its Collateral consisting of material Intellectual Property to the extent required under applicable law, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the material Trademarks, at least consistent with the quality of the products and services as of the date hereof.

(v) Each Grantor agrees that, should it obtain ownership of any Collateral consisting of Intellectual Property after the Escrow Release Date, including any Excluded ITU Application for which a statement of use or an amendment to allege use has been filed with an accepted by the United States Patent and Trademark Office (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property shall automatically become part of the Collateral subject to the terms and conditions of this Agreement with respect thereto.

(vi) Notwithstanding anything to the contrary contained herein, nothing in this Agreement prevents any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or be put into the public domain, any of its Collateral to the extent permitted under the Indenture and each other Covered Document or if such Grantor determines in its reasonable business judgment that it is desirable or otherwise reasonable in the conduct of its business.

SECTION 3.05 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. Except to the extent otherwise provided in Article II, subject to the terms of the Intercreditor Agreement, if any Grantor shall at any time hold or acquire any Instruments constituting Collateral and evidencing an amount in excess of $50,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b) Investment Property. Subject to the terms of the Intercreditor Agreement, except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request. Except to the extent otherwise provided in Section 2.07, if any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Collateral Agent’s request and following the occurrence and continuance of an Event of Default such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities.

(c) Intellectual Property. With respect to any After-Acquired Intellectual Property which constitutes Collateral that is a registered Patent (or a published application therefor), registered Trademark (or application therefor) or a registered Copyright which is registered or pending with, as applicable, the United States Patent and Trademark Office or the United States Copyright Office and is not covered by any short form agreement in the form of Exhibit III previously signed and delivered to the Collateral Agent, the applicable Grantor will promptly cooperate as reasonably requested by, and necessary to enable, the Collateral Agent to make any necessary or reasonably desirable recordations with, as applicable, the United States Patent and Trademark Office or United States Copyright Office, as appropriate.

(d) Each Grantor agrees that, in the event any Grantor, pursuant to the First Lien Security Agreement, takes any action to grant or perfect a Lien in favor of the Credit Facility Agent in any assets (other than Capital Stock excluded pursuant to Section 2.08 of this Agreement), such Grantor shall also take such action to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Collateral Agent to secure the Secured Obligations without request of the Collateral Agent, including with respect to any property and real property in which the Credit Facility Agent directs a Grantor to grant or perfect a Lien or take such other action under the First Lien Security Agreement.

ARTICLE IV

Remedies

SECTION 4.01 Remedies upon Default.

(a) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right (but not the duty) to exercise any and all rights afforded to a secured party with respect to the Secured Obligations under the Uniform Commercial Code (including the New York UCC) in any applicable jurisdiction or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; (iv) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate and (v) cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained). Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, subject to the terms of the Intercreditor Agreement, upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) The Collateral Agent shall give the applicable Grantors ten days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

(c) Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Issuer of its intent to exercise such rights, for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by the Covered Documents or paying any premium in whole or in part relating thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within ten days of demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.02 Application of Proceeds.

(a) The Collateral Agent shall, subject to the Intercreditor Agreement, apply the proceeds of any collection or sale of Collateral or Mortgaged Properties, including any Collateral consisting of cash, in the following order of priority:

(i) first, to amounts owing to the Collateral Agent in its capacity as such in accordance with the terms of the Indenture, to amounts owing to the Trustee in its capacity as such in accordance with the terms of the Indenture and to amounts owing to any Additional Pari Passu Agent in its capacity in accordance with the terms of such Additional Pari Passu Agreement;

(ii) second, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amount of the Secured Obligations owed to them on the date of any such distribution); and

(iii) third, to the Issuer and/or other persons entitled thereto.

(b) If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 4.02.

(c) Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money therefor by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(d) Notwithstanding the foregoing and the pari passu nature of all the Notes Obligations, on the one hand, and the other Future Second Lien Indebtedness, on the other hand, in the event that (i) any of the Future Second Lien Indebtedness is unenforceable under applicable law or is subordinated to any other obligations, (ii) any of the Future Second Lien Indebtedness do not have an enforceable security interest in any of the Collateral and/or (iii) any intervening security interest exists securing any other obligations (other than other Secured Obligations) on a basis ranking prior to the security interest of such Future Second Lien Indebtedness but junior to the security interest of the Notes Obligations (any such condition referred to in the foregoing clauses (i), (ii) or (iii) with respect to any Future Second Lien Indebtedness, an “Impairment” of such Future Second Lien Indebtedness), the results of such Impairment shall be borne solely by the holders of such Future Second Lien Indebtedness, and the rights of the holders of such Future Second Lien Indebtedness (including, without limitation, the right to receive distributions in respect of such Future Second Lien Indebtedness) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such Future Second Lien Indebtedness subject to such Impairment. Notwithstanding the foregoing, with respect to any Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of the holders of the Notes Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Secured Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds that are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the Secured Obligations with respect to which such Impairment exists.

(e) In making the determinations and allocations required by this Section 4.02, the Collateral Agent may conclusively rely upon information supplied by the Trustee, Fiscal Agent or Additional Pari Passu Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Fiscal Agent or any Additional Pari Passu Agent of any amounts distributed to it.

(f) If at any time any moneys collected or received by the Collateral Agent pursuant to this Agreement are distributable pursuant to paragraph (a) above to the Fiscal Agent, and if Fiscal Agent shall notify the Collateral Agent in writing that no provision is made under the Fiscal Agency Agreement for the application of such moneys and that the Fiscal Agency Agreement does not effectively provide for the receipt and the holding by the Fiscal Agent of such moneys pending the application thereof, then the Collateral Agent, after receipt of such moneys pending the application thereof, and after receipt of such notification, shall hold such moneys uninvested and shall hold all such amounts so distributable in trust solely for the Fiscal Agent (in its capacity as such) and for no other purpose until such time as the Fiscal Agent shall request in writing the delivery thereof by the Collateral Agent for application pursuant to the Fiscal Agency Agreement.

(g) Notwithstanding anything herein or in any other Covered Document to the contrary, the Collateral Agent shall exercise remedies and sell the Collateral at the direction of the holders of a majority of the aggregate principal amount of all Secured Obligations outstanding at the time of such action; provided that if the Collateral Agent has asked the holders of Secured Obligations for instructions and the applicable holders have not yet responded to such request, the Collateral Agent shall be authorized (but shall not have the duty) to take such actions which the Collateral Agent believes to be required to promote and protect the interests of the holders of the Secured Obligations and/or to preserve the value of the Collateral.

SECTION 4.03 Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies under this Agreement, each Grantor hereby grants to the Collateral Agent a nonexclusive, irrevocable (subject to the last sentence of this Section 4.03) license (exercisable without payment of royalty or other compensation to any such Grantor) to use or, solely to the extent necessary to exercise such rights and remedies, sublicense any of the Collateral now owned or hereafter acquired by such Grantor that constitutes Intellectual Property and license rights included in the General Intangibles, and wherever the same may be located, and including in such license, solely to the extent necessary to exercise such rights and remedies, reasonable access to media in which any of the licensed items may be recorded or stored and to all computer software used for the compilation or printout thereof; provided, however, that nothing in this Section 4.03 shall require any Grantor to grant any license if it does not have the right to do so or that is prohibited by any rule of law, statute or regulation or is prohibited by, or that would constitute a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Collateral Agent and its rights thereunder may be exercised, at the option of the Collateral Agent, only during the continuation of an Event of Default; provided that any permitted license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default, provided that it was entered into in accordance with the terms of this Agreement. For the avoidance of doubt, at the time of the release of the Lien as set forth in Section 6.13, the license granted to the Collateral Agent pursuant to this Section 4.03 shall automatically and immediately terminate.

ARTICLE V

Subrogation and Subordination

SECTION 5.01 Contribution and Subrogation. Each Grantor (a “Contributing Party”) agrees (subject to Section 5.02) that, in the event assets of any other Grantor (the “Claiming Party”) shall be sold pursuant to any Collateral Document to satisfy any Secured Obligation owed to any Secured Party, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.14, the date of the Security Agreement Supplement executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.01 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 5.02 Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Section 5.01 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations. No failure on the part of any Grantor to make the payments required by Section 5.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent all Indebtedness owed by it to any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations.

ARTICLE VI

Miscellaneous

SECTION 6.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.2 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of the Issuer as provided in Section 13.2 of the Indenture and all notices to any Additional Pari Passu Agent shall be given to it at the address set forth in the Additional Pari Passu Joinder Agreement provided that any notice to the Fiscal Agent may be made to The Bank of New York Mellon, London Branch, One Canada Square, London El4 5AL, United Kingdom, Attention: Corporate Trust Administration.

SECTION 6.02 Waivers; Amendment.

(a) No failure or delay by the Collateral Agent or other Secured Party in exercising any right or power hereunder or under any other Covered Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Trustee, any Holder and any other Secured Party hereunder and under the other Covered Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the issuance of a note or the issuance of any Permitted Additional Pari Passu Obligation shall not be construed as a waiver of any Event of Default, regardless of whether the Collateral Agent, any Additional Pari Passu Agent, any Holder or the Trustee may have had notice or knowledge of such Event of Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Article IX of the Indenture and corresponding provisions of each Additional Pari Passu Agreement provided, however, that the requisite written consent of the holders of the applicable 2030 Notes and/or the Fiscal Agent under the Fiscal Agency Agreement shall be required with respect to any release, waiver, amendment or other modification of this Agreement that would materially and adversely affect the rights of the holders of the 2030 Notes Obligations to equally and ratably share in the security provided for herein with respect to the Collateral.

SECTION 6.03 Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 7.7 of the Indenture and the applicable provisions of any Additional Pari Passu Agreement, in each case, or any other reference to any Additional Pari Passu Agreement as if such section were set out in full herein and references to “the Issuer” therein were references to each Grantor and references to the Trustee or Additional Pari Passu Agent, as the case may be, therein were references to the Collateral Agent.

(b) Without limitation of its indemnification obligations under the other Covered Documents, the Issuer agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from (x) the gross negligence or willful misconduct of such Indemnitee or of any of its controlled Affiliates or controlling Persons or any of the officers, directors, employees, advisors or members of any of the foregoing, in each case who are involved in or aware of the Transactions (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (y) a material breach of this Agreement by such Indemnitee or one of its Affiliates.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Covered Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Covered Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within ten days of written demand therefor. This Section 6.03 shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent or the Fiscal Agent.

SECTION 6.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 6.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Covered Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Covered Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Covered Documents, the issuance of the Notes and the issuance of any Permitted Additional

Pari Passu Obligation regardless of any investigation made by any Secured Party on its behalf and notwithstanding that the Collateral Agent or any other Secured Party may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended under the Indenture or any Additional Pari Passu Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Secured Obligations or any fee or any other amount payable under any Covered Document is outstanding and unpaid.

SECTION 6.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement, the Indenture and each applicable Additional Pari Passu Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 6.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.08 Right of Set-Off. In addition to any rights and remedies of the Secured Parties provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party and its Affiliates are authorized at any time and from time to time, without prior notice to the Issuer or any other Grantor, any such notice being waived by the Issuer (on its own behalf and on behalf of each Grantor and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Secured Party and its Affiliates to or for the credit or the account of the respective Grantors and their Subsidiaries against any and all Secured Obligations owing to such Secured Party and its Affiliates hereunder or under any other Covered Document, now or hereafter existing, irrespective of whether or not such Agent or such Secured Party or Affiliate shall have made demand under this Agreement or any other Covered Document and although such Secured Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Secured Party agrees promptly to notify the Issuer and the Collateral Agent after any such set off and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section 6.08 are in addition to other rights and remedies (including other rights of setoff) that the Collateral Agent and such Secured Party may have.

SECTION 6.09 Governing Law; Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN).

(b) EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR AND THE COLLATERAL AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GRANTOR AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED HERETO.

NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT HERETO.

SECTION 6.10 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 6.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.12 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Note Document, any Additional Pari Passu Debt Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Note Document, any Additional Pari Passu Agreement or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 6.13 Termination or Release.

(a) The Liens securing the Notes Obligations will be released, in whole or in part, as provided in Section 12.3 of the Indenture.

(b) The Liens securing Future Second Lien Indebtedness of any series will be released, in whole or in part, as provided in the Additional Pari Passu Agreement governing such obligations.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 6.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 6.14 Additional Grantors. Any Person required to become party to this Agreement pursuant to Section 3.7(a)(i) of the Indenture or corresponding provisions of any Additional Pari Passu Agreement may do so by executing and delivering a Security Agreement Supplement and/or Security Agreement Supplement for Intellectual Property and such Person shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 6.15 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until termination of the Indenture and any Additional Pari Passu Agreement, each in accordance with the terms thereof) and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the Issuer of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or Mortgaged Property or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral or Mortgaged Property; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral or Mortgaged Property; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or Mortgaged Property or to enforce any rights in respect of any Collateral or Mortgaged Property; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral or Mortgaged Property; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral or Mortgaged Property, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral or Mortgaged Property for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or Mortgaged Property or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

SECTION 6.16 General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of powers, rights and remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or Mortgaged Properties or any Grantor’s obligations with respect thereto (including, without limitation, entering into the Intercreditor Agreements on behalf of the Secured Parties), (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

SECTION 6.17 Conflicts; Notes Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent pursuant to this Agreement and for the benefit of the Secured Parties pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to the Credit Facility Agent pursuant to the First Lien Security Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Discharge of Senior Lender Claims (as defined in the Intercreditor Agreement), the requirements of this Agreement to deliver Pledged Collateral and any certificates, instruments or documents in relation thereto to the Collateral Agent shall be deemed satisfied by delivery of such Pledged Collateral and such certificates, instruments or documents in relation thereto to the Credit Facility Agent (as bailee for the Collateral Agent) as provided in the Intercreditor Agreement.

SECTION 6.18 Future Second Lien Indebtedness. On or after the Escrow Release Date, the Issuer may from time to time designate additional obligations as Future Second Lien Indebtedness by delivering to the Collateral Agent, the Trustee and each Additional Pari Passu Agent (a) a certificate signed by an executive officer of the Issuer (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Future Second Lien Indebtedness” for purposes hereof, (ii) representing that such designation complies with the terms of the Indenture and each then extant Additional Pari Passu Agreement and (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee); and (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Joinder Agreement (in the form attached as Exhibit II). Notwithstanding anything to the contrary contained herein, with respect to any Additional Pari Passu Agreement the Collateral Agent shall have no responsibility for, or any duty to inquire as to, any matter pertaining to such Additional Pari Passu Agreement (or the contents thereof) or the compliance of any Grantor or Additional Pari Passu Agent with the terms thereof. Without limiting the foregoing, in the event the Collateral Agent is required to take action hereunder and such action is conditioned upon compliance with the terms of any Additional Pari Passu Agreement, the Collateral Agent shall be entitled to request, and be fully protected in relying upon, an Officer’s Certificate of the relevant Grantor and/or the applicable Additional Pari Passu Agent that such action is permitted or authorized under the terms of such Additional Pari Passu Agreement. To the extent such Additional Pari Passu Agreement grants any rights, protections, immunities or indemnities thereunder to the Collateral Agent, the Issuer and each applicable additional Grantor agree that the Collateral Agent is an express third-party beneficiary thereunder.

SECTION 6.19 2030 Notes Guaranty.

(a) The obligations of the Collateral Agent to the holders of 2030 Notes Obligations hereunder shall be limited solely to (i) holding the Collateral for the benefit of the 2030 Notes Obligations for so long as (A) any Notes Obligations remain outstanding and (B) any Notes Obligations are secured by such Collateral and (ii) distributing any proceeds received by the Collateral Agent from the sale, collection or realization of the Collateral to the holders of 2030 Notes Obligations in respect of the 2030 Notes Obligations in accordance with the terms of this Agreement. Except as expressly provided in this Agreement, neither the holders of the 2030 Notes nor the Fiscal Agent shall be entitled to exercise (or direct the Collateral Agent to exercise) any rights or remedies hereunder with respect to the 2030 Notes Obligations, including without limitation the right to enforce the security interest in the Collateral, request any action, institute proceedings, give any instructions, make any election, give any notice to account debtors, make collections, sell or otherwise foreclose on any portion of the Collateral or execute any amendment, supplement, or acknowledgment hereof. This Agreement shall not create any liability of the Collateral Agent or the holders of the Notes or the holders of Future Second Lien Indebtedness to any of the holders of 2030 Notes Obligations by reason of actions taken with respect to the creation, perfection or continuation of the security interest on the Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral or action with respect to the collection of any claim for all or any part of the Secured Obligations from any account debtor, guarantor or any other party or the valuation, use or protection of the Collateral. By acceptance of the benefits under this Agreement and the other Collateral Documents, the holders of 2030 Notes Obligations and the Fiscal Agent will be deemed to have acknowledged and agreed that the provisions of the preceding sentence are intended to induce the holders of the Notes or the holders of Future Second Lien Indebtedness to permit the holders of 2030 Notes Obligations including the Fiscal Agent to be Secured Parties under this Agreement and certain of the other Collateral Documents and are being relied upon by the holders of the Notes or the holders of Future Second Lien Indebtedness as consideration therefor. The Collateral Agent shall not be required to ascertain or inquire as to the performance by Heinz or any other obligor of the 2030 Notes Obligations.

(b) Notwithstanding anything to the contrary herein, nothing in this Agreement shall or shall be construed to (i) result in the security interest in the Collateral securing the 2030 Notes Guaranty less than equally and ratably with the other Secured Obligations pursuant to the Fiscal Agency Agreement to the extent required or (ii) modify or affect the rights of the holders of the 2030 Notes Obligations to receive the pro rata share specified in Section 4.02 of any proceeds of any collection or sale of Collateral.

(c) The parties hereto agree that the 2030 Notes Guaranty and the other Secured Obligations are, and will be, equally and ratably secured with each other by the Liens on the Collateral, and that it is their intention to give full effect to the equal and ratable provisions of the Fiscal Agency Agreement, as in effect on the date hereof. To the extent that the rights and benefits herein or in any other Collateral Document conferred on the holders of the 2030 Notes Obligations shall be held to exceed the rights and benefits required so to be conferred by such provisions, such rights and benefits shall be limited so as to provide such holders only those rights and benefits that are required by such provisions. Any and all rights not herein expressly given to the holders of the 2030 Notes Obligations are expressly reserved to the Collateral Agent and the Secured Parties other than the holders of the 2030 Notes Obligations.

(d) The parties hereto acknowledge and agree that the Fiscal Agent acts solely as agent for the issuer and the guarantors under the Fiscal Agency Agreement, has no obligation towards or relationship of agency or trust for or with the holders or beneficial owners of the 2030 Notes and is not authorized or able to act in the name of or bind such holders. Nothing in this Agreement shall be construed as the Fiscal Agent making any agreement, representation or warranty by or on behalf of any holder or beneficial owner of the 2030 Notes.

SECTION 6.20 Delivery to Collateral Agent Generally. To the extent any information, agreement, certificates or other document to be delivered or provided to the Collateral Agent under this Agreement has to be satisfactory to the Collateral Agent, any information, agreement, certificates or other document substantially similar in form and substance to any corresponding information, agreement, certificates or other document delivered to the Credit Facility Agent shall be deemed to be reasonably satisfactory to the Collateral Agent. The Collateral Agent shall not be required to make any request hereunder without the instructions of the holder of the Secured Obligations in accordance with Section 4.02(f), the Indenture and any applicable Additional Pari Passu Agreements.

SECTION 6.21 Concerning the Collateral Agent. Section 12.9 of the Indenture concerning the Collateral Agent is incorporated herein mutatis mutandis, except that references therein to (i) “Holders” shall be references herein to “Secured Parties”, (ii) “Notes” shall include “Future Second Lien Indebtedness” and (iii) “Issuer” and “Guarantor” shall be references herein to “Grantor” as context dictates.

SECTION 6.22 USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Agreement agree that they will provide the Collateral Agent with such information as it may request in order to satisfy the requirements of the USA PATRIOT Act.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HAWK ACQUISITION INTERMEDIATE CORPORATION II,
as Initial Grantor

By:	/s/ Paulo Basilio
Name: Paulo Basilio
Title: Vice President

HAWK ACQUISITION SUB, INC., as Initial Grantor

By:	/s/ Paulo Basilio
Name: Paulo Basilio
Title: Vice President and Secretary

H. J. HEINZ COMPANY, as Initial Grantor

By:	/s/ Paulo Basilio
Name: Paulo Basilio
Title: Executive Vice President and Chief Financial Officer

H. J. HEINZ COMPANY, L.P., as Initial Grantor

By: HEINZ GP LLC, its General Partner

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: Vice President and Treasurer

H. J. HEINZ FINANCE COMPANY, as Initial Grantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: President

[Signature Page to Second Lien Security Agreement]

Exhibit III-1

HEINZ CREDIT LLC,
as Initial Grantor

By:	/s/ Robert Yoshida
Name: Robert Yoshida
Title: President, Vice President, Secretary and Treasurer

HEINZ GP LLC, as Initial Grantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: Vice President and Treasurer

HEINZ INVESTMENT COMPANY, as Initial Grantor

By:	/s/ Robert Yoshida
Name: Robert Yoshida
Title: President, Vice President, Secretary, Treasurer and Assistant Treasurer

HEINZ MANAGEMENT L.L.C. as Initial Grantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: Vice President and Treasurer

HEINZ PURCHASING COMPANY, as Initial Grantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: Vice President and Treasurer

HEINZ THAILAND LIMITED, as Initial Grantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: Vice President and Treasurer

[Signature Page to Second Lien Security Agreement]

Exhibit IV-2

HEINZ TRANSATLANTIC HOLDING LLC,
as Initial Grantor

By:	/s/ Robert Yoshida
Name: Robert Yoshida
Title: President, Vice President, Secretary and Treasurer

HJH ONE, L.L.C., as Initial Grantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: President

HJH OVERSEAS L.L.C., as Initial Grantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: President and Treasurer

LEA AND PERRINS, INC., as Initial Grantor

By:	/s/ Leonard A. Cullo, Jr.
Name: Leonard A. Cullo, Jr.
Title: Vice President and Treasurer

NANCY’S SPECIALTY FOODS, as Initial Grantor

By:	/s/ Gilbert Schneider
Name: Gilbert Schneider
Title: President and Chief Executive Officer

HEINZ FOREIGN INVESTMENT COMPANY, as Initial Grantor

By:	/s/ Robert Yoshida
Name: Robert Yoshida
Title: President, Vice President, Treasurer and Secretary

[Signature Page to Second Lien Security Agreement]

Exhibit IV-3

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Yana Kislenko
Name: Yana Kislenko
Title: Vice President

[Signature Page to Second Lien Security Agreement]

Exhibit IV-4

THE BANK OF NEW YORK MELLON, LONDON BRANCH,
as Fiscal Agent

By:	/s/ Paul Cattermole
Name: Paul Cattermole
Title: Vice President

[Signature Page to Second Lien Security Agreement]

Exhibit IV-5